Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
EMCORE Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/KPMG LLP

Albuquerque, New Mexico
June 19, 2013